SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 27, 2022

BANKFINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	0-51331	75-3199276
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

60 North Frontage Road, Burr Ridge, Illinois	60527
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 894-6900

Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BFIN	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Annual Meeting Voting Results. The following are the results of the stockholder votes that were cast at the Company’s Annual Meeting of Stockholders on May 27, 2022:

Proposal No.1: The election of the following nominees as directors of the Company: John M. Hausmann and Glen R. Wherfel to hold office until the 2025 Annual Meeting of Stockholders and until their successors are duly elected and qualify.

Nominee	Number of Votes Cast For	Number of Votes Withheld	Broker Non-Votes
John M. Hausmann	5,880,985	3,165,545	1,881,901
Glen R. Wherfel	6,313,180	2,733,349	1,881,901

Proposal No.2: Ratification of the selection of RSM US LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

Number of votes cast FOR Proposal	10,598,090
Number of votes cast AGAINST Proposal	190,708
Number of Abstentions	139,632
Broker Non-Votes	—

Proposal No.3: The approval of an advisory, non-binding resolution to approve our executive compensation.

Number of votes cast FOR the non-binding resolution	8,417,091
Number of votes cast AGAINST the non-binding resolution	531,887
Number of Abstentions	97,551
Broker Non-Votes	1,881,901

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANKFINANCIAL CORPORATION
(Registrant)

Date:	May 27, 2022	By:	/s/ F. Morgan Gasior
F. Morgan Gasior
Chairman of the Board, Chief Executive Officer and President